Exhibit 99.1

Envoy Medical Secures Up To $10 Million Term Debt Financing to Advance Upcoming Clinical Trial

Billionaire Entrepreneur Glen Taylor Commits to a 5-Year Facility to Support Company’s upcoming FDA Clinical Trial for the Acclaim® Fully Implanted Cochlear Implant

WHITE BEAR LAKE, Minnesota, March 04, 2024 (GLOBE NEWSWIRE) -- Envoy Medical®, Inc. (“Envoy Medical”) (NASDAQ: “COCH”), a revolutionary hearing health company focused on fully implanted hearing systems, today announced the closing of up to a $10 million, five-year lending facility provided by existing investor and billionaire entrepreneur Glen Taylor. The facility is unsecured and does not provide for conversion into equity. Envoy Medical drew $5 million on the facility at its origination.

“This new financing will support the launch of our upcoming US-based pivotal clinical trial for our innovative investigational fully implanted Acclaim® cochlear implant,” said Envoy Medical CEO Brent Lucas. “The terms, which we believe are friendly and favorable to the company, of this financing also demonstrate the continued commitment of our largest investor to step up and make sure we are well positioned to move forward.”

Funds will be available as needed and bear interest at 8% over the term of the loan. Please see Form 8-K filed today for additional discussion of terms and conditions of the investment.

Lucas continued, “Glen remains a dedicated believer in and partner to our innovative approach toward advancing the hearing health market with innovative products. Our revolutionary design – leveraging the natural ear to pick up sound rather than a microphone – is an opportunity to dramatically change the landscape for hearing health, using new, fully implantable technologies. We believe that fully implanted devices, by virtue of their design, come with advantages that patients may value and prefer over the current standard of care devices. We look forward to investigating as we proceed.”

In addition to the continued advancement of its fully implanted Acclaim® cochlear implant, which has received Breakthrough Designation from the FDA, Envoy Medical is also the only current company to have a FDA-approved, fully implanted active middle ear hearing device (different from their investigational fully implanted cochlear implant). Approximately 1,000 Esteem® fully implanted active middle ear implants have been installed.

Further, the Company believes that recently introduced Congressional legislation to re-classify fully implanted active middle ear implants properly, is long overdue. Should the bill become law, it would provide greater patient access to important technologies and encourage more innovation and competition within the category. See further discussion on this with Messer’s. Lucas and Taylor on Fox Business Network, https://www.foxbusiness.com/video/6347858272112?playlist_id=933116626001.

About Envoy Medical

Envoy Medical, Inc. (NASDAQ: COCH), headquartered in White Bear Lake, Minnesota, is a hearing health company focused on providing innovative medical technologies. As a U.S. company, Envoy Medical provides jobs in Minnesota.

Envoy Medical is dedicated to pushing hearing technology beyond the status quo to provide patients with improved access, usability, independence and quality of life.

About the Fully Implanted Acclaim® Cochlear Implant

We believe the fully implanted Acclaim Cochlear Implant will be a first-of-its-kind fully implanted cochlear implant. Envoy Medical’s fully implanted technology includes a sensor designed to leverage the natural anatomy of the ear instead of a microphone to capture sound.

The Acclaim system is designed to address severe to profound sensorineural hearing loss that is not adequately addressed by hearing aids.

The Acclaim Cochlear Implant received the Breakthrough Device Designation from the U.S. Food and Drug Administration (FDA) in 2019. We believe the Acclaim system was the first hearing-focused device to receive Breakthrough Device Designation.

CAUTION: The fully implanted Acclaim Cochlear Implant is an investigational device. Limited by United States law to investigational use.

Important safety information for the Esteem can be found at: https://www.envoymedical.com/safety-information.

About the Fully Implanted Esteem® Active Middle Ear Hearing Device

The fully implanted Esteem® active middle ear hearing device is the only FDA approved, completely internal hearing device designed to improve the hearing of adults diagnosed with moderate to severe sensorineural hearing loss.

Instead of a microphone, the Esteem device uses a novel sensor to leverage the natural anatomy of the ear to capture sound and convert it into electrical signals that are used by the implant to address hearing loss.

The Esteem implant has no externally-worn components required for daily use which allows for “invisible hearing,” the potential for 24/7 hearing, and removing many limitations of hearing aids. The Esteem implant is available in the U.S. through FDA PMA approval. It is not currently covered by Medicare or Medicaid, and is not widely covered by private insurers.

To learn more about the Esteem implant, visit https://www.envoymedical.com/middle-ear-implants.

Additional Information and Where to Find It

Copies of the documents filed by Envoy Medical with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-Looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. Such statements may include, but are not limited to, statements regarding the expectations of Envoy Medical concerning the outlook for its business, productivity, plans and goals for future operational improvements and capital investments, the availability and benefits of future funding, the Acclaim being the first to market fully implanted cochlear implant, the impact of proposed legislation on the hearing health market, reimbursement for the Esteem device, and the Envoy Medical business, and future market conditions or economic performance, as well as any information concerning possible or assumed future operations of Envoy Medical. The forward-looking statements contained in this press release reflect Envoy Medical’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause its actual results to differ significantly from those expressed in any forward-looking statement. Envoy Medical does not guarantee that the transactions and events described will happen as described (or that they will happen at all). These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to changes in the market price of shares of Envoy Medical’s Class A Common Stock; Envoy Medical’s success in retaining or recruiting, or changes required in, its officers, key employees or directors; unpredictability in the medical device industry, the regulatory process to approve medical devices, and the clinical development process of Envoy Medical products; competition in the medical device industry, and the failure to introduce new products and services in a timely manner or at competitive prices to compete successfully against competitors; disruptions in relationships with Envoy Medical’s suppliers, or disruptions in Envoy Medical’s own production capabilities for some of the key components and materials of its products; changes in the need for capital and the availability of financing and capital to fund these needs; changes in interest rates or rates of inflation; legal, regulatory and other proceedings could be costly and time-consuming to defend; changes in applicable laws or regulations, or the application thereof on Envoy Medical; a loss of any of Envoy Medical’s key intellectual property rights or failure to adequately protect intellectual property rights; the effects of catastrophic events, including war, terrorism and other international conflicts; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements” in the Registration Statement on Form S-4 (File No. 333-271920) filed by Envoy Medical (then known as Anzu Special Acquisition Corp I), and in other reports Envoy Medical files with, the SEC. If any of these risks materialize or Envoy Medical’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While forward-looking statements reflect Envoy Medical’s good faith beliefs, they are not guarantees of future performance. Envoy Medical disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Envoy Medical.

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Investor Contact:

Scott Arnold
CoreIR
(310) 497-8817
scotta@coreir.com